Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amendment no. 2 to Registration Statement on Form F-1 (No. 333-231883) of Bioceres Crop Solutions Corp. of our report dated October 3, 2019 relating to the financial statements of Bioceres Crop Solutions Corp., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

GABRIEL MARCELO PERRONE

/s/ Gabriel Marcelo Perrone
Partner

Rosario, Argentina

October 25, 2019